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EXHIBIT 20.11
                         ESCROW AGREEMENT

This Escrow Agreement (the "Agreement") is made and entered into as of this 17th day of October, 2000, by and among EZConnect, Inc., a Nevada corporation (the "Company"), Kevin S. Hamilton and Claudia K. Hamilton, as Trustees of the Hamilton Family 1998 Trust dated July 10, 1998, (the "Trust"), SSMB Holdings, LLC, a Nevada limited liability company ("SSMB"), and Taylor & Associates, Inc., a Utah corporation (the "Escrow Holder").

                             RECITALS

A. The Company is acquiring all of the outstanding shares of Encore Wireless, Inc. that the Company does not own for cash and shares of the Company's Series A preferred stock pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 8, 2000, as amended, among the Company, EZConnect Merger Co., and Encore Wireless, Inc.

B. The Merger Agreement provides that upon its closing, the Company shall deliver nine hundred thirty-seven thousand five hundred (937,500) shares of the Company's Series A preferred registered in the name of the Trust, and nine hundred thirty-seven thousand five hundred (937,500) shares of the Company's Series A preferred registered in the name of SSMB (all of such shares are collectively, the "Shares"), to an escrow holder to release pursuant to the terms of certain earn-out provisions contained in the Merger Agreement.

C. The Company, the Trust, and SSMB desire that the Escrow Holder act as the escrow holder to hold and release the Shares pursuant to the terms and conditions as set forth herein, and the Escrow Holder consents to act as such escrow holder.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                           AGREEMENT

1. DEPOSIT INTO ESCROW. On the closing of the Merger Agreement, the Company will deposit one or more certificates representing the Shares with the Escrow Holder. The Escrow Holder shall hold such stock certificates as an escrow holder
and disburse them as set forth in this Agreement. The Company, the Trust, and SSMB acknowledge that in performing services pursuant to this Agreement, the Escrow Holder is acting as legal counsel to the Company and not as a fiduciary to the Company, the Trust, or SSMB.

2.   RELEASE OF THE SHARES.

2.1  Release of the Subscriber Base Shares.

(a) Release. The Merger Agreement provides that four hundred sixty-eight thousand seven hundred fifty (468,750) Shares in the name of the Trust and four hundred sixty-eight thousand seven hundred fifty (468,750) Shares in the name of SSMB are considered as the "Subscriber Base Shares," and all or a portion of such
Shares are to be released from escrow upon the Company achieving certain subscriber base growth by July 17, 2001, all as more fully described in the Merger Agreement. The Escrow Holder shall release four hundred sixty-eight thousand seven hundred fifty (468,750) Shares to the Trust and four hundred sixty-eight thousand seven hundred fifty (468,750) Shares to SSMB on July 24, 2001, unless the Escrow Holder receives on or before such date, a certificate in

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substantially the form as set forth in Exhibit A attached hereto and incorporated
herein by this reference, signed by two officers of the Company (the "Subscriber Base Shares Objection").

(b) Objection. If the Company determines that the Trust and SSMB are not entitled to all of the Subscriber Base Shares as set forth in Section 2.1(a) of this Agreement, then the Company shall deliver the Subscriber Base Shares Objection, signed by two officers of the Company, to the Escrow Holder such that the Escrow Holder actually receives such Subscriber Base Shares Objection on or before July 24, 2001, and shall deliver the Subscriber Base Shares Objection, together with the calculations supporting the number of Subscriber Base Shares to be delivered to each of the Trust and SSMB and the number of Subscriber Base Shares to be delivered to the Company, to the Trust and SSMB as provided in
Section 5.3 of this Agreement. If the Escrow Holder timely receives the Subscriber Base Shares Objection, then the Escrow Holder shall release such portion of the Subscriber Base Shares to the Trust and to SSMB as set forth in the Subscriber Base Shares Objection and shall release the remaining Subscriber Base Shares to the Company or its transfer agent on August 3, 2001, unless the Escrow Holder receives on or before such date, a written notice from either the Trust or SSMB, or both, disputing the Subscriber Base Shares Objection (the "Subscriber Base Shares Response").

(c) Response. If the Trust and/or SSMB determine that the Subscriber Base Shares Objection is not correct, then the Trust or SSMB, or both, shall deliver the Subscriber Base Shares Response to the Escrow Holder such that the Escrow Holder actually receives such Subscriber Base Shares Response on or before August
3, 2001, and shall deliver the Subscriber Base Shares Response to the Company as provided in Section 5.3 of this Agreement. If the Escrow Holder timely receives the Subscriber Base Shares Response, then the Escrow Holder shall (i) release to the Trust and SSMB the lesser of the number of the Subscriber Base Shares to be released to the Trust and SSMB as set forth in either the Subscriber Base Shares Objection or the Subscriber Base Shares Response, (ii) release to the
 Company the
lesser of the number of the Subscriber Base Shares to be released to the Company as set forth in either the Subscriber Base Shares Objection or the Subscriber Base Shares Response, and (iii) take no action with respect to the remaining Subscriber Base Shares until the Escrow Holder receives written instructions signed by the Company, the Trust, and SSMB with respect to the Subscriber Base Shares, or until the matter is finally resolved by settlement or judgment, including any post-judgment motion or appeal, and then comply with the provisions of the settlement or judgment. Alternatively, the Escrow Holder may institute an action in interpleader to determine its obligations hereunder.

2.2  Release of the Continued Growth Shares.

(a) Release. The Merger Agreement provides that four hundred sixty-eight thousand seven hundred fifty (468,750) Shares in the name of the Trust and four hundred sixty-eight thousand seven hundred fifty (468,750) Shares in the name of SSMB are considered as the "Continued Growth Shares," and such Shares are to be released from escrow on dates indicated below as long as Kevin S. Hamilton and Tod M. Turley remain in the employ of the Company, all as more fully described in the Merger Agreement. The Escrow Holder shall release the following number of Shares to each of the Trust and SSMB on the following dates, unless the Escrow
Holder receives on or before such date, a certificate in substantially the form as set forth in Exhibit B attached hereto and incorporated herein by this reference, signed by two officers of the Company (the "Continued Growth Shares Objection"):




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October 17, 2001 two hundred thirty-four thousand three hundred seventy-five
(234,375) Shares November 30, 2001 nineteen thousand five hundred thirty-one (19,531) Shares December 31, 2001 nineteen thousand five hundred thirty-one (19,531) Shares January 31, 2002 nineteen thousand five hundred thirty-one (19,531) Shares February 28, 2002 nineteen thousand five hundred thirty-two (19,532) Shares March 31, 2002 nineteen thousand five hundred thirty-one (19,531)
Shares April 30, 2002 nineteen thousand five hundred thirty-one (19,531) Shares May 31, 2002 nineteen thousand five hundred thirty-one (19,531) Shares
June 30, 2002 nineteen thousand five hundred thirty-two (19,532) Shares
July 31, 2002 nineteen thousand five hundred thirty-one (19,531) Shares
August 31, 2002 nineteen thousand five hundred thirty-one (19,531) Shares September 30, 2002 nineteen thousand five hundred thirty-one (19,531) Shares October 31, 2002 nineteen thousand five hundred thirty-two (19,532) Shares

(b) Objection. If the Company determines that either the Trust or SSMB is not entitled to any unreleased Continued Growth Shares as set forth in Section 2.2(a)
of this Agreement (a "Defaulting Party"), then the Company shall deliver the Continued Growth Shares Objection with respect to such Defaulting Party, signed by two officers of the Company, to the Escrow Holder such that the Escrow Holder actually receives such Continued Growth Shares Objection on or before the indicated date of release, and shall deliver the Continued Growth Shares Objection to the Trust and SSMB as provided in Section 5.3 of this Agreement.
If the Continued Growth Shares Objection names only one of the Trust or SSMB as the Defaulting Party, then the Escrow Holder shall continue to release the Continued Growth Shares as set forth in Section 2.2(a) of this Agreement to the party that is not the Defaulting Party. If the Escrow Holder timely receives the
Continued Growth Shares Objection, then the Escrow Holder shall release the remaining Continued Growth Shares of the Defaulting Party to the Company or its transfer agent on the tenth (10th) day of the calendar month following the indicated date of release (or on the next succeeding business day if the tenth day of the month is a Saturday, Sunday, or holiday), unless the Escrow Holder receives on or before such date, a written notice from the Defaulting Party disputing the Continued Growth Shares Objection (the "Continued Growth Shares Response").

(c) Response. If the Defaulting Party determines that the Continued Growth Shares Objection is not correct, then the Defaulting Party shall deliver the Continued Growth Shares Response to the Escrow Holder such that the Escrow Holder actually receives such Continued Growth Shares Response on or before the tenth
(10th) day of the calendar month following the indicated date of release, and shall deliver the Continued Growth Shares Response to the Company as provided in
Section 5.3 of this Agreement. If the Escrow Holder timely receives the Continued Growth Shares Response, then the Escrow Holder shall take no action with respect to the remaining Continued Growth Shares of the Defaulting Party until the Escrow Holder receives written instructions signed by the Company and the Defaulting Party with respect to the Defaulting Party's Continued Growth Shares, or until the matter is finally resolved by settlement or judgment, including any post-judgment motion or appeal, and then comply with the provisions of the settlement or judgment. Alternatively, the Escrow Holder may institute an action in interpleader to determine its obligations hereunder.

2.3 Termination of Escrow. The escrow under this Agreement shall terminate when all of the Shares have been released from the escrow.

3.   ESCROW INSTRUCTIONS.

3.1 Right to Rely. Except as set forth in Section 2 of this Agreement, the Escrow Holder need not take any action unless it receives written instructions submitted by the Company, the Trust, and SSMB. The Escrow Holder shall have the

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right to rely upon written instructions submitted to it by the Company, the
Trust, and SSMB. The Escrow Holder shall have the right to assume the genuineness of all signatures on all documents submitted to it. The Escrow Holder shall have no duty to investigate the contents of any Subscriber Base Shares Objection, Subscriber Base Shares Response, Continued Growth Shares Objection, or Continued Growth Shares Response submitted to it. In the event that the Escrow Holder receives conflicting instructions, the Escrow Holder shall
notify the parties and shall have the right to take no action until it receives written instructions from the Company, the Trust, and SSMB that resolve the conflict. Alternatively, the Escrow Holder may institute an action in interpleader to determine its obligations hereunder.

3.2 Costs. All costs, fees, and expenses of the Escrow Holder shall be paid by the Company, including any attorney fees and other costs and expenses incurred
in any action in interpleader.

3.3 Indemnification and Release. The Company shall indemnify, save, defend, and hold the Escrow Holder and its principals, shareholders, officers, directors, employees, and agents harmless from and against any and all losses, actions, claims, damages, demands, expenses, and liabilities, including but not limited to interest, penalties, court costs, and attorneys' fees, resulting from or in connection with this Agreement, including but not limited to any action in inter-

pleader. The Company, the Trust, and SSMB hereby fully release, discharge, and covenant not to sue the Escrow Holder and its principals, shareholders, officers, directors, employees, and agents from and against any and all losses, actions, claims, damages, demands, expenses, and liabilities, including but not limited to interest, penalties, court costs, and attorneys' fees, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, based on or related to any negligent or grossly negligent matter, cause, fact, act, or omission in connection with, directly or indirectly, their actions pursuant to this Agreement.

3.4 Resignation and Removal. If the Escrow Holder shall become incapable of acting, shall become insolvent, shall petition for or be the subject of an involuntary petition for bankruptcy, or shall have a receiver appointed over substantially all of its assets, then the Company, the Trust, and SSMB may jointly remove the Escrow Holder by giving written notice to the Escrow Holder and appointing a successor escrow holder. The Escrow Holder may resign at any time upon sixty (60) days prior written notice to the Company, the Trust, and SSMB. Upon any such resignation or removal, the Escrow Holder shall transfer all Shares remaining in escrow to the successor escrow holder on or prior to the effective date of such resignation or removal, or if such successor escrow holder
has not yet been appointed, to a court of competent jurisdiction pending appointment of such successor escrow holder.

3.5 Attorney-in-Fact. The Trust and SSMB each hereby irrevocably constitutes and appoints the Escrow Holder as its true and lawful attorney-in-fact, with full power and authority to act in such party's name and on such party's behalf to execute and deliver stock assignments separate from certificate to transfer any Shares delivered by the Escrow Holder pursuant to the terms of this Agreement. This special power of attorney is irrevocable, is coupled with an interest, and shall survive such party's death, incapacity, or dissolution.

4.   CONFLICT OF INTEREST.  The Escrow Holder is the legal counsel to the Com-

pany. The Company, the Trust, and SSMB hereby waive any conflict of interest that may arise by the Escrow Holder acting as escrow holder pursuant to this Agreement. The Trust and SSMB hereby consent to the Escrow Holder's representation of the Company and any of its subsidiary or affiliated entities in any present or future matter, including but not limited to any litigation or

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 proceeding adverse to the Trust or SSMB, except for any
 litigation or proceeding
arising out of or based upon this Agreement.
The Trust and SSMB acknowledge that
they have been advised to obtain separate, independent legal counsel to represent
them in the negotiation and execution of this Agreement, and that they have had the opportunity to consult such independent counsel.

5.   GENERAL PROVISIONS.

5.1 Amendment. All amendments or modifications of this Agreement shall be in writing and shall be signed by each of the parties hereto.

5.2 Waiver. Any waiver of any right, power, or privilege hereunder must be in writing and signed by the party being charged with the waiver. No delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

5.3 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered personally or sent by overnight courier, by telecopy with confirmation by first-class mail, or by certified mail, return receipt requested. Notices delivered personally or sent by overnight courier or by telecopy with confirmation by first-class mail shall be effective on the date first received, while notices sent by certified mail, return receipt requested, shall be deemed to have been received and to be effective four (4) business days after deposit into the mails. Notices shall be given to the parties at the following respective addresses, or to such other addresses as any party shall designate in writing:

If to the Company:  EZ Connect, Inc.
Attn: President
c/o Taylor & Associates, Inc.
2681 Parleys Way
Suite 203
Salt Lake City, Utah  84109
Telephone:     (801) 463-6080
Telecopier:    (801) 463-6085

If to the Trust:  Mr. Kevin S. Hamilton
The Hamilton Family 1998 Trust
c/o Encore Wireless, Inc.
2900 Townsgate Road
Suite 200
Westlake Village, California  91361-3001
Telephone:     (805) 557-9936
Telecopier:    (805) 230-1318

If to SSMB:  Mr. Tod M. Turley
SSMB, LLC
c/o Encore Wireless, Inc.
2900 Townsgate Road
Suite 200
Westlake Village, California  91361-3001
Telephone:     (805) 557-9926
Telecopier:    (805) 230-1318



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If to the Escrow Holder:  Elliott N. Taylor, Esq.
Taylor & Associates, Inc.
2681 Parleys Way
Suite 203
Salt Lake City, Utah  84109
Telephone:     (801) 463-6080
Telecopier:    (801) 463-6085

5.4 Successors and Assigns. This Agreement and each of its provisions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

5.5 Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without regard for its conflict of laws rules.

5.6 Attorneys' Fees. In any suit to interpret or enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover court costs and attorneys' fees, in addition to any other remedy or recovery to which such party may be entitled, provided that no party may recover court costs or attorneys' fees from the Escrow Holder.

5.7 Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile transmission, all of which together shall constitute a single instrument.

5.8 Severability of Provisions. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.9 Construction. The headings in the sections and paragraphs of this Agreement are for convenience only and shall not constitute a part hereof. Whenever the context so requires, the masculine shall include the feminine and the neuter, the singular shall include the plural, and conversely.
  The terms and
all parts of this Agreement shall in all cases be interpreted simply and according to their plain meaning and neither for nor against any party hereto. IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

EZConnect, Inc.
/S/ Its Duly Authorized Officer

The Hamilton Family 1998 Trust
/S/ Kevin S. Hamilton, Trustee
/S/ Claudia K. Hamilton

SSMB Holdings, LLC
/S/ Tod M. Turley, Manager

Taylor & Associates, Inc.
/S/ Elliott N. Taylor, President






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EXHIBIT A
SUBSCRIBER BASE SHARES OBJECTION

To Taylor & Associates, Inc.

Pursuant to that certain Escrow Agreement (the "Agreement"), dated as of October 17, 2000, by and among EZConnect, Inc. (the "Company"), Kevin S. Hamilton and Claudia K. Hamilton, as Trustees of the Hamilton Family 1998
Trust dated July 10,
1998, (the "Trust"), SSMB Holdings, LLC ("SSMB"), and Taylor & Associates, Inc. (the "Escrow Holder"), the Company hereby certifies that the Trust and SSMB are each entitled to ___________________________________ (_______) of the Subscriber
Base Shares. The Escrow Holder is hereby instructed to deliver or to cause to be delivered certificates for the foregoing number of Subscriber Base Shares to each of the Trust and SSMB, and to deliver certificates for the remaining Subscriber Base Shares to the Company/the Company's transfer agent for cancellation. The Company further certifies that the Company has given a copy of this Subscriber Base Shares Objection, together with the calculations supporting the number of Subscriber Base Shares to be delivered to each of the Trust and SSMB and the number of Subscriber Base Shares to be delivered to the Company for cancellation, to each of the Trust and SSMB in the manner set forth in the Agreement. Unless otherwise defined herein, all terms used with initial capital letters shall have the same meanings as assigned in the Agreement.

The undersigned hereby certify under the penalty of perjury that the foregoing information is true and correct of the undersigned's own knowledge.

EZConnect, Inc.



By:

(Print Name and Title)

By:

(Print Name and Title)

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EXHIBIT B
CONTINUED GROWTH SHARES OBJECTION

To Taylor & Associates, Inc.

Pursuant to that certain Escrow Agreement (the "Agreement"), dated as of October 17, 2000, by and among EZConnect, Inc. (the "Company"), Kevin S. Hamilton and Claudia K. Hamilton, as Trustees of the Hamilton Family 1998
 Trust dated July 10,
1998, (the "Trust"), SSMB Holdings, LLC ("SSMB"), and Taylor & Associates, Inc. (the "Escrow Holder"), the Company hereby certifies that the Trust/SSMB is a Defaulting Party and is no longer entitled to receive any Continued Growth Shares. The Escrow Holder is hereby instructed to deliver certificates for the Defaulting Party's remaining Continued Growth Shares to the Company/the Company's
transfer agent for cancellation. The Company further certifies that the Company has given a copy of this Continued Growth Shares Objection to both the Trust and SSMB in the manner set forth in the Agreement. Unless otherwise defined herein, all terms used with initial capital letters shall have the same meanings as assigned in the Agreement.

The undersigned hereby certify under the penalty of perjury that the foregoing information is true and correct of the undersigned's own knowledge.

EZConnect, Inc.


By:
(Print Name and Title)


By:
(Print Name and Title)